Exhibit 99.1

CalgonCarbon

GROWTH OPPORTUNITIES: Market Size Exceeds $15B

Growth Opportunity / Driver	Est. Market Size	CCC Technology	CCC Value Proposition
Service - Geographic Expansion	**TBD**	Service	**Leader in Reactivation**
Mercury Removal (U.S. and Canada Regs)	**$425M+/yr**	Carbon	**Differentiated Products***
Elimination of Disinfection Byproducts (U.S. Regs)	**$100M+/yr**	Carbon/ Service	**Leader in GAC Production/ Reactivation**
Control of Cryptosporidium (U.S. Regs)	**$250M Total**	UV	**Differentiated Products**
Ballast Water Treatment (International Regs)	**$15B Total**	UV	**Technology**
Personal Protection (CBRN** Threat)	**TBD**	Carbon Cloth	**Technology**

* FLUEPAC ST, MCPLUS ULTRA, CFPLUS ULTRA, MCMAXX

** Chemical, Biological, Radiological, Nuclear

Making Water and Air Safer and Cleaner Chemviron Carbon